                                                                    EXHIBIT 10.4

                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE is made this 6th day of November, 2001, between 4065 Associates L.P., a California limited partnership ("Landlord"), and Memry Corporation, a Delaware corporation ("Tenant") (Landlord and Tenant together, the "Parties").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease" ("Lease") dated August 27, 2001, for certain demised premises ("Premises") located at 4065 Campbell Avenue, Menlo Park, California, as more particularly described in said Lease; and

         WHEREAS, Tenant initially desired to lease the Premises for a one (1) year term and during the course of negotiations of the Lease Tenant requested and Landlord agreed that the demised term of the Lease would be extended for an additional six (6) months such that the demised term of the Lease is for a period of eighteen (18) months commencing October 1, 2001, and expiring on March 31, 2003; and

         WHEREAS, Tenant now desires to extend the demised term of the Lease for an additional period of eighteen (18) months such that the demised term of the Lease will be for a total of three (3) years, and Landlord is willing to extend the demised term of the Lease pursuant to the terms hereof; and

         WHEREAS, at the commencement of negotiations of the terms and conditions of the Lease Landlord agreed to limit Tenant's obligation to reimburse Landlord for certain additional rent items and made certain other revisions to the Lease because the demised term of the Lease was contemplated to be for a period of one (1) year; Landlord agreed to keep such limitations and revisions in the Lease when the demised term was subsequently extended to eighteen months; the Parties now agree that such limitations and revisions will be inappropriate for a three year term and desire to revise the Lease, as more particularly set out hereinbelow.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

         1. The demised term of the Lease is extended for a period of eighteen
(18) months commencing April 1, 2003, and ending September 30, 2004.

         2. The annual base rent provided for in Section 2.1. of the Lease shall be increased effective April 1, 2003, by a sum determined by applying the formula set forth below, and such base rent as established (by adding the increase to the then existing base rent) shall be the base rent for the remaining term of the Lease (i.e., from April 1, 2003, to and including September 30, 2004).

         The applicable rental increase shall be the amount determined by multiplying the annual base rent payable on March 31, 2003, by the net percentage increase in the previous eighteen (18) month period in the Monthly Consumer Price Index and, if the net change is zero (0) or negative (less than zero), then the applicable rental increase shall be $0. For purposes of illustration only, if the Monthly Consumer Price Index shall increase in the pertinent period from 165 to 170, the percentage of increase is 5/165x100 or
3.03 and the factor to be used in the above formula shall be 3.03%.

         Pertinent Period. For the purpose of the computation of the adjustment effective April 1, 2003, the comparison shall be between the Monthly Consumer Price Index last issued prior to October 1, 2001, and the Monthly Consumer Price Index last issued prior to April 1, 2003.


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         "Monthly Consumer Price Index" means the index generally known as the
Consumer Price Index prepared and issued by the Bureau of Labor Statistics of the Department of Labor of the United States of America, measuring consumer prices throughout the San Francisco Bay Area generally (i.e., the index generally known as the "Consumer Price Index for Urban Wage Earners and Clerical Workers San Francisco-Oakland-San Jose All Items (CPI-W)" 1982-84=100). If said bureau should at any time or from time to time change the base period for said index, then Consumer Price Index needed for the purpose of this subsection shall be appropriately converted in accordance with good statistical methods to an index comparable (except for changes mentioned in the following sentence) to the present index issued by said bureau based upon the present base period. Subject to the foregoing provisions of this subsection, said index for any period shall be such as may as of the particular time be prepared and issued by said bureau (or if said bureau should cease to issue such index and some other agency shall perform the same function then of such agency) and no changes in the methods or practices of said bureau shall affect the intentions of this subsection.

         3.     Effective  October 1, 2001,  Section 11.3. of the Lease shall be
                                             ------------
deleted in its  entirety,  and the following  Section 11.3. shall be inserted
                                              ------------
in-lieu thereof:

                  "Section 11.3. Landlord shall provide the following services
                   -------------
         and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord's out-of-pocket costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and
         (vii) any other maintenance, repair and replacement other than that which Landlord is required to perform at Landlord's expense per Section
                                                                         -------
         11.1. Tenant shall also, on demand, reimburse Landlord for Landlord's
         -----
         out-of-pocket costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant (except any work that is described in
         Section 3.2). Landlord's said costs as used in this Section 11.3. shall
         -----------                                         -------------
         include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord's determination of the amount of said costs and expenses will be final absent manifest error. Upon Tenant's written request, Landlord shall provide Tenant with reasonable evidence of such costs and expenses.

                  Tenant's obligation to reimburse Landlord for the cost of any replacement required to be made by Landlord pursuant to this Section
                                                                      --------
         11.3. during the demised term and required under good accounting
         ----
         practice to be amortized, shall be limited to a proportionate share (not greater than 100%) of such replacement costs (the "Reimbursement Amounts") calculated as follows:

                           (a) if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

                           (b) if Landlord and Tenant agree to extend the term of this Lease beyond September 30, 2004, and if such costs are incurred

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
         during any such extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

                  If a Reimbursement Amount has been determined under subsection
         (a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease beyond September 30, 2004, or if Tenant holds over after September 30, 2004, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

                  The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease (including any extended or holdover term) using an interest rate equal to ten percent (10%) per annum.

                  At Tenant's election, Tenant may pay any said Reimbursement Amount in a lump sum upon billing by Landlord and accrue no further interest with regard to such paid Reimbursement Amount.

                  The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

                  For purposes of this Section 11.3., the term `initial demised term' shall be the three year period from October 1, 2001, to and including September 30, 2004," and the term `replacements' shall be replacements which are reasonably necessary for the maintenance and/or preservation of the property.

         4.     Effective  October 1,  2001,  Section 18.3. of the Lease shall
                                              ------------
be deleted in its entirety, and the following Section 18.3. shall be inserted
                                              ------------
in-lieu thereof:

                  "Section 18.3. Tenant agrees during the demised term to pay to
                   -------------
         Landlord an annual charge which shall be Landlord's actual out-of-pocket costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.


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
                  Landlord's said costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

                  Tenant's obligation to reimburse Landlord for the cost of any replacement required to be made by Landlord pursuant to this Section
                                                                      --------
         18.3. during the demised term and required under good accounting
         ----
         practice to be amortized, shall be limited to a proportionate share (not greater than 100%) of such replacement costs (the "Reimbursement Amounts") calculated as follows:

                           (a) if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

                           (b) if Landlord and Tenant agree to extend the term of this Lease beyond September 30, 2004, and if such costs are incurred during any such extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

                           If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease beyond September 30, 2004, or if Tenant holds over after September 30, 2004, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

                  The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease (including any extended or holdover term) using an interest rate equal to ten percent (10%) per annum.

                  At Tenant's election, Tenant may pay any said Reimbursement Amount in a lump sum upon billing by Landlord and accrue no further interest with regard to such paid Reimbursement Amount.

                  The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

                  For purposes of this Section 18.3., the term `initial demised term' shall be the three year period from October 1, 2001, to and including September 30, 2004," and the term `replacements' shall be replacements which are reasonably necessary for the maintenance and/or preservation of the property.

         5. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:                                                   LANDLORD:
MEMRY CORPORATION,                                        4065 ASSOCIATES, L.P.,
a Delaware corporation                                    a California limited partnership


By: /s/ Robert P. Belcher                                 By: /s/ Frances B. Nelson
   ---------------------------------------------             -----------------------------------------
Title: Senior Vice President,                                 Frances B. Nelson, Trustee
       Finance and Administration                             General Partner

By: /s/ Joseph Pasqualucci                                By: /s/ Robert L. Webster
   ---------------------------------------------             -----------------------------------------
Title: Vice President and General                             Robert L. Webster, Trustee
       Manager - Eastern Operations                           General Partner




                             AMENDMENT TO AGREEMENT

         THIS AMENDMENT TO AGREEMENT is made this 6th day of November, 2001, by and between 4065 Associates L.P., a California limited partnership ("Landlord"), and Memry Corporation, a Delaware corporation ("Memry") (Landlord and Memry, each a "Party", and together, the "Parties").

                                   WITNESSETH:

         WHEREAS, Frances E. Nelson, ("Nelson") as landlord, and Raychem Corporation, a Delaware corporation ("Raychem") as tenant, entered into a lease dated as of April 25, 1983, for the property located at 4065 Campbell Avenue in Menlo Park, California ("Property"), which lease was amended by the First, Second, Third and Fourth Amendments to Lease, dated as of May 8, 1989, June 10, 1992, June 7, 1995, and September 21, 1998, respectively (as so amended, the "Old Lease"); Landlord is the successor-in-interest to Nelson under the Old Lease;

         WHEREAS, subsequent to entering into the Old Lease, and in connection with entering into that certain Asset Purchase Agreement by and between Raychem and Memry, dated as of May 10, 1996 ("Purchase Agreement"), Raychem, as sublessor, subleased the entire premises demised under the Old Lease to Memry, as sublessee, pursuant to that certain sublease dated as of June 28, 1996, as amended by the Amendment to Sublease dated as of March 26, 1998 (as amended, the "Sublease");

         WHEREAS, the Old Lease and Sublease expired on September 30, 2001;

         WHEREAS, the Parties entered into a lease for the Property ("New Lease") dated August 27, 2001, for a demised term of eighteen (18) months commencing October 1, 2001, and expiring on March 31, 2003;

         WHEREAS, Landlord and Tenant entered into an Agreement To Defer Certain Work ("Agreement") dated August 27, 2001, wherein the Parties agreed that the HVAC Cleaning and Repairs and the Exhibit C Work (each as defined and more particularly described in the Agreement) would be deferred until the termination of the demised term of the New Lease;

         WHEREAS, simultaneous herewith the Parties are entering into an Amendment to Lease to extend the demised term of the New Lease to expire September 30, 2004;

         WHEREAS, the Parties agree that it is not feasible to defer the Repairs for a period of three (3) years and now desire that the Repairs be performed in phases at the commencement of the three year term, as more particularly set out hereinbelow.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Agreement as follows:

         1. Effective as of the date first hereinabove written, all references to the timing of the performance and completion of the Repairs shall be amended as follows: a portion of the Repairs (i.e., the exterior painting and Phase I of the parking lot repairs) shall be performed and completed by Landlord within ninety (90) days after execution and delivery of this Amendment, subject to force majeure. Phase II of the parking lot repairs shall be performed by Landlord prior to June 30, 2002, subject to force majeure.

         2. Effective as of the date first hereinabove written, the Parties agree that Memry shall reimburse Landlord for the costs of completing the Repairs within thirty (30) days after completion by Landlord of each portion or phase of the Repairs in a total amount not to exceed $56,375.00 ($51,920.00 for Phase I and $4,455.00 for Phase II) for parking lot repairs and $5,995.00 for painting the exterior of the building. The above amounts are determined from the respective proposals and contracts for such work (attached hereto as Exhibits A and B), plus a 10% contingency fee for possible overruns.

         3. Memry shall complete the HVAC Cleaning and the Exhibit C Work on or before the last day of the demised term of the New Lease (as such demised term is extended by the Amendment to Lease).

         4. It is understood and agreed that all other terms and conditions of the Agreement shall be and remain the same.

         5. Counterparts. This Amendment to Agreement may be executed in counterparts, each counterpart will be deemed an original and all counterparts together will constitute a single agreement.

         6. Governing Law. This Amendment to Agreement will be governed by the laws of the State of California without regard to its conflict of laws provisions.

         IN WITNESS WHEREOF, the Parties have executed this Amendment to Agreement.

MEMRY CORPORATION                                 4065 CAMPBELL ASSOCIATES L.P.


By: /s/ Robert P. Belcher                         By: /s/ Frances B. Nelson
    ---------------------                             ---------------------
Name:  Robert P. Belcher                              Frances B. Nelson, Trustee
Title: Senior Vice President,                         General Partner
       Finance and Administration

By: /s/ Joseph Pasqualucci                        By: /s/ Robert L. Webster
    ----------------------                            ---------------------
Name:  Joseph Pasqualucci                             Robert L. Webster, Trustee
Title: Vice President and General                     General Partner
       Manager - Eastern Operations

                                    Exhibit A

                         [Quote for Parking Lot Repairs]


                                    Exhibit B

                     [Quote for Exterior Building Painting]


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